Exhibit 99.1
Marten Transport Announces Second Quarter Results

Net Income Improves 20.1% in Fifth Straight Quarter of Year-Over-Year Profit Growth

MONDOVI, Wis., July 19, 2011 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq:MRTN - News) today reported a 20.1% increase in net income to $6.2 million, or 28 cents per diluted share, for the second quarter ended June 30, 2011, from $5.2 million, or 23 cents per diluted share, for the second quarter of 2010. The second-quarter earnings also improved sequentially from 2011 first-quarter net income of $4.1 million, or 19 cents per diluted share. For the six-month period of 2011, net income increased to $10.3 million, or 47 cents per diluted share, from $9.1 million, or 41 cents per diluted share, for the same six-month period of 2010.

Operating revenue, consisting of revenue from truckload and logistics operations, increased to $151.1 million in the second quarter of 2011 from $125.9 million in the 2010 quarter and increased to $289.0 million in the six-month period of 2011 from $251.7 million in the 2010 six-month period. The increases were due to improved truckload and logistics revenue along with increased fuel surcharge revenue, which reflects significantly higher fuel prices. Operating revenue, net of fuel surcharges, increased 14.0% to $121.8 million in the 2011 quarter from $106.9 million in the 2010 quarter and increased 8.8% to $234.3 million in the 2011 six-month period from $215.4 million in the 2010 six-month period. Operating revenue included fuel surcharges of $29.3 million for the second quarter of 2011, compared with $19.0 million in the 2010 quarter, and $54.7 million for the 2011 six-month period, compared with $36.3 million for the 2010 six-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharge revenue, improved to 90.7% for the second quarter of 2011 from 91.4% for the second quarter of 2010 and improved to 91.9% for the 2011 six-month period from 92.5% for the 2010 six-month period. The ratio for the second quarter was the company's best since the third quarter of 2006.

Chairman and Chief Executive Officer Randolph L. Marten said, "We are encouraged by our continued progress. This quarter marks our fifth consecutive quarter of year-over-year increased profitability.

"Our continued profitability reflects the success of our transformation into a multi-faceted business through our focus on our logistics business and expansion of our regional operations, along with the impact of our disciplined fuel efficiency and other cost control measures. Both the brokerage and intermodal components of our logistics segment contributed to the improved revenue. Our logistics revenue, net of intermodal fuel surcharges, grew by $5.9 million in this year's second quarter over the 2010 quarter. Our expanding regional operations contributed to a 7.6% increase over last year's second quarter in our average truckload revenue per tractor per week, net of fuel surcharges -- our main measure of asset productivity. We have increased our regional operations to 60.7% of our truckload fleet as of June 30, 2011, from 40.4% as of a year earlier.

"We are pleased that we are increasing profits while investing in our future without long-term debt. This quarter marks the fourth consecutive quarter where we have increased our total number of tractors in service."

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten's common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

(In thousands, except share information)	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$15,003	$5,306
Marketable securities	--	138
Receivables:
Trade, net	64,548	51,094
Other	4,842	12,968
Prepaid expenses and other	12,743	13,406
Deferred income taxes	4,352	4,794
Total current assets	101,488	87,706

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	509,867	515,622
Accumulated depreciation	(150,664)	(143,563)

Net property and equipment	359,203	372,059

Other assets	561	543

TOTAL ASSETS	$461,252	$460,308

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks issued in excess of cash balances	$--	$1,066
Accounts payable and accrued liabilities	36,737	30,524
Insurance and claims accruals	15,136	17,653
Current maturities of long-term debt	--	19,346

Total current liabilities	51,873	68,589

Deferred income taxes	102,647	95,815
Total liabilities	154,520	164,404

Stockholders' equity:
Marten Transport, Ltd. stockholders' equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,984,597 shares at June 30, 2011, and 21,950,252 shares at December 31, 2010, issued and outstanding	220	220
Additional paid-in capital	79,324	78,428
Retained earnings	224,756	215,345
Total Marten Transport, Ltd. stockholders' equity	304,300	293,993
Noncontrolling interest	2,432	1,911
Total stockholders' equity	306,732	295,904
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$461,252	$460,308

MARTEN TRANSPORT, LTD.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share information)	2011	2010	2011	2010

OPERATING REVENUE	$151,135	$125,862	$288,991	$251,674
OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	36,413	31,984	70,512	64,386
Purchased transportation	29,991	26,346	58,008	54,105
Fuel and fuel taxes	39,915	28,167	75,255	55,760
Supplies and maintenance	9,774	8,597	19,436	17,607
Depreciation	14,084	12,612	27,600	25,649
Operating taxes and licenses	1,516	1,574	2,933	3,079
Insurance and claims	4,412	3,984	8,713	7,836
Communications and utilities	1,106	1,054	2,228	1,867
Gain on disposition of revenue equipment	(967)	(429)	(1,735)	(628)
Other	3,532	2,780	7,073	5,786

Total operating expenses	139,776	116,669	270,023	235,447

OPERATING INCOME	11,359	9,193	18,968	16,227

NET INTEREST (INCOME) EXPENSE	(7)	26	12	(80)

INCOME BEFORE INCOME TAXES	11,366	9,167	18,956	16,307
Less: Income before income taxes attributable to noncontrolling interest	253	1	390	57

INCOME BEFORE INCOME TAXES ATTRIBUTABLE TO MARTEN TRANSPORT, LTD.	11,113	9,166	18,566	16,250

PROVISION FOR INCOME TAXES	4,919	4,008	8,277	7,200

NET INCOME	$6,194	$5,158	$10,289	$9,050

BASIC EARNINGS PER COMMON SHARE	$0.28	$0.24	$0.47	$0.41

DILUTED EARNINGS PER COMMON SHARE	$0.28	$0.23	$0.47	$0.41

DIVIDENDS PAID PER COMMON SHARE	$0.02	$--	$0.04	$--

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended June 30,		Dollar Change Three Months Ended June 30,	Percentage Change Three Months Ended June 30,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$89,637	$80,566	$9,071	11.3%
Truckload fuel surcharge revenue	25,526	16,825	8,701	51.7
Total Truckload revenue	115,163	97,391	17,772	18.2

Logistics revenue, net of intermodal fuel surcharge revenue	32,203	26,337	5,866	22.3
Intermodal fuel surcharge revenue	3,769	2,134	1,635	76.6
Total Logistics revenue	35,972	28,471	7,501	26.3

Total operating revenue	$151,135	$125,862	$25,273	20.1%

Operating income:
Truckload	$9,602	$8,208	$1,394	17.0%
Logistics	1,757	985	772	78.4
Total operating income	$11,359	$9,193	$2,166	23.6%

Operating ratio:
Truckload	91.7%	91.6%		0.1%
Logistics	95.1	96.5		(1.5)
Consolidated operating ratio	92.5%	92.7%		(0.2)%

MARTEN TRANSPORT, LTD.
SEGMENT INFORMATION
(Unaudited)

	Six Months Ended June 30,		Dollar Change Six Months Ended June 30,	Percentage Change Six Months Ended June 30,
(Dollars in thousands)	2011	2010	2011 vs. 2010	2011 vs. 2010
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$171,610	$161,486	$10,124	6.3%
Truckload fuel surcharge revenue	47,614	32,131	15,483	48.2
Total Truckload revenue	219,224	193,617	25,607	13.2

Logistics revenue, net of intermodal fuel surcharge revenue	62,721	53,907	8,814	16.4
Intermodal fuel surcharge revenue	7,046	4,150	2,896	69.8
Total Logistics revenue	69,767	58,057	11,710	20.2

Total operating revenue	$288,991	$251,674	$37,317	14.8%

Operating income:
Truckload	$14,923	$13,433	$1,490	11.1%
Logistics	4,045	2,794	1,251	44.8
Total operating income	$18,968	$16,227	$2,741	16.9%

Operating ratio:
Truckload	93.2%	93.1%		0.1%
Logistics	94.2	95.2		(1.1)
Consolidated operating ratio	93.4%	93.6%		(0.2)%

MARTEN TRANSPORT, LTD.
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Truckload Segment:
Total Truckload revenue (in thousands)	$115,163	$97,391	$219,224	$193,617
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,198	$2,971	$3,129	$2,891
Average tractors(1)	2,156	2,086	2,121	2,160
Average miles per trip	635	657	636	673
Non-revenue miles percentage(2)	10.8%	9.2%	10.5%	9.2%
Total miles -- company-employed drivers (in thousands)	49,979	47,763	98,650	96,707
Total miles -- independent contractors (in thousands)	1,944	3,847	4,075	8,347

Logistics Segment:
Total Logistics revenue (in thousands)	$35,972	$28,471	$69,767	$58,057
Brokerage:
Marten Transport
Revenue (in thousands)	$11,834	$9,271	$23,679	$19,664
Loads	5,988	5,193	12,149	10,795
MWL
Revenue (in thousands)	$8,472	$7,968	$16,239	$16,136
Loads	4,673	4,690	8,507	8,969
Intermodal:
Revenue (in thousands)	$15,666	$11,232	$29,849	$22,257
Loads	5,927	4,746	11,556	9,423
Average tractors	73	65	71	63

At June 30, 2011 and June 30, 2010:
Total tractors(1)	2,257	2,066
Average age of company tractors (in years)	2.5	2.2
Total trailers	4,026	3,853
Average age of company trailers (in years)	2.7	3.3
Ratio of trailers to tractors(1)	1.8	1.9

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2011	2010	2011	2010

Net cash provided by operating activities	$14,465	$5,291	$42,456	$23,968
Net cash used for investing activities	7,012	10,421	11,879	37,487

Weighted average shares outstanding:
Basic	21,984	21,929	21,974	21,913
Diluted	22,085	22,033	22,078	22,012

(1) Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 71 and 117 tractors as of June 30, 2011, and 2010, respectively.

(2) Represents the percentage of miles for which the company is not compensated.

Contact:

Tim Kohl, President
Jim Hinnendael, Chief Financial Officer
Marten Transport, Ltd.
715-926-4216